Filed Pursuant to Rule 424(b)(2)
Registration No. 333-216286

The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying underlying supplement, prospectus supplement and prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated April 4, 2019

PRICING SUPPLEMENT No. WF-72 dated , 2019 (To Equity Index Underlying Supplement dated November 6, 2018, Prospectus Supplement dated November 6, 2018 and Prospectus dated March 28, 2017)

Canadian Imperial Bank of Commerce
Senior Global Medium-Term Notes
Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to an Equity Index Basket due November 3, 2020

¢	Linked to an equally weighted equity index basket comprised of the S&P 500® Index (50%) and the EURO STOXX 50® Index (50%)

¢

Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a payment at maturity that may be greater than, equal to or less than the principal amount of the securities, depending on the performance of the Basket from its Starting Level to its Ending Level. The payment at maturity will reflect the following terms:

☐

If the value of the Basket increases, you will receive the principal amount plus 125% participation in the upside performance of the Basket, subject to a maximum return at maturity of 14% to 18% (to be determined on the pricing date) of the principal amount

☐ If the value of the Basket does not change or decreases but the decrease is not more than 10%, you will be repaid the principal amount

☐ If the value of the Basket decreases by more than 10%, you will receive less than the principal amount and have 1-to-1 downside exposure to the decrease in the value of the Basket in excess of 10%

¢	Investors may lose up to 90% of the principal amount

¢

All payments on the securities are subject to the credit risk of Canadian Imperial Bank of Commerce and you will have no ability to pursue any securities included in the Basket Components for payment; if Canadian Imperial Bank of Commerce defaults on its obligations, you could lose all or some of your investment

¢	No periodic interest payments or dividends

¢	No exchange listing; designed to be held to maturity

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page PRS-9 herein and beginning on page S-1 of the accompanying underlying supplement, page S-1 of the prospectus supplement and page 1 of the prospectus.

The securities are unsecured obligations of Canadian Imperial Bank of Commerce and all payments on the securities are subject to the credit risk of Canadian Imperial Bank of Commerce.  The securities will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation or any other government agency or instrumentality of Canada, the United States or any other jurisdiction. The securities are not bail-inable notes (as defined on page S-2 of the prospectus supplement).

Neither the Securities and Exchange Commission (the “SEC”) nor any state or provincial securities commission has approved or disapproved of these securities or determined if this pricing supplement or the accompanying underlying supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Principal amount	Maximum Underwriting Discount and Commission(1)	Minimum Proceeds to Canadian Imperial Bank of Commerce
Per Security	$1,000.00	Up to $30.00	At least $970.00
Total	$	$	$

(1)

The agent, Wells Fargo Securities, LLC (“Wells Fargo Securities”), will receive an underwriting discount of up to $30.00 per security. The agent may resell the securities to other securities dealers at the principal amount less a concession not in excess of $15.00 per security. Such securities dealers may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC, each an affiliate of Wells Fargo Securities). In addition to the selling concession allowed to WFA, the agent will pay $0.75 per security of the underwriting discount to WFA as a distribution expense fee for each security sold by WFA. See “Supplemental Plan of Distribution” in this pricing supplement and “Use of Proceeds and Hedging” in the underlying supplement for information regarding how we may hedge our obligations under the securities.

Our estimated value of the securities on the pricing date, based on our internal pricing models, is expected to be between $958.50 and $992.70 per security. The estimated value is expected to be less than the principal amount of the securities. See “The Estimated Value of the Securities” in this pricing supplement.

Wells Fargo Securities

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to an Equity Index Basket due November 3, 2020

ABOUT THIS PRICING SUPPLEMENT

You should read this pricing supplement together with the prospectus dated March 28, 2017 (the “prospectus”), the prospectus supplement dated November 6, 2018 (the “prospectus supplement”) and the Equity Index Underlying Supplement dated November 6, 2018 (the “underlying supplement”), relating to our Senior Global Medium-Term Notes, of which these securities are a part, for additional information about the securities. Information included in this pricing supplement supersedes information in the underlying supplement, the prospectus supplement and the prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the underlying supplement, the prospectus supplement and the prospectus.

You should rely only on the information contained in or incorporated by reference in this pricing supplement, the accompanying underlying supplement, prospectus supplement and prospectus. This pricing supplement may be used only for the purpose for which it has been prepared. No one is authorized to give information other than that contained in this pricing supplement, the accompanying underlying supplement, prospectus supplement and prospectus, and in the documents referred to in these documents and which are made available to the public. We have not, and Wells Fargo Securities has not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

We are not, and Wells Fargo Securities is not, making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in or incorporated by reference in this pricing supplement, the accompanying underlying supplement, prospectus supplement or prospectus is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this pricing supplement, nor the accompanying underlying supplement, prospectus supplement or prospectus constitutes an offer, or an invitation on our behalf or on behalf of Wells Fargo Securities, to subscribe for and purchase any of the securities and may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

References to “CIBC,” “the Issuer,” “the Bank,” “we,” “us” and “our” in this pricing supplement are references to Canadian Imperial Bank of Commerce and not to any of our subsidiaries, unless we state otherwise or the context otherwise requires.

You may access the underlying supplement, the prospectus supplement and the prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

•                  Equity Index Underlying Supplement dated November 6, 2018:

https://www.sec.gov/Archives/edgar/data/1045520/000110465918066561/a18-39408_13424b2.htm

•                  Prospectus Supplement dated November 6, 2018 and Prospectus dated March 28, 2017:

https://www.sec.gov/Archives/edgar/data/1045520/000110465918066166/a18-37094_1424b2.htm

PRS-2

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to an Equity Index Basket due November 3, 2020

INVESTMENT DESCRIPTION

The Principal at Risk Securities Linked to an Equity Index Basket due November 3, 2020 (the “securities”) are senior unsecured debt securities of Canadian Imperial Bank of Commerce that do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a payment at maturity that may be greater than, equal to or less than the principal amount of the securities depending on the performance of the Basket from its Starting Level on the pricing date to its Ending Level on the final valuation date. The securities provide:

(i)

the possibility of a 125% leveraged return at maturity if the value of the Basket increases from its Starting Level to its Ending Level, provided that the total return at maturity of the securities will not exceed the maximum return of 14% to 18% (to be determined on the pricing date) of the principal amount;

(ii)	repayment of principal if, and only if, the Ending Level of the Basket is not less than the Starting Level by more than 10%; and

(iii)	1-to-1 downside exposure to decreases in the value of the Basket if and to the extent the Ending Level is less than the Starting Level by more than 10%.

If the Ending Level is less than the Starting Level by more than 10%, you will receive at maturity less, and up to 90% less, than the principal amount of your securities. All payments on the securities are subject to the credit risk of Canadian Imperial Bank of Commerce.

The Basket is comprised of the following equally-weighted Basket Components:

•                  the S&P 500® Index (the “SPX”), an equity index that is intended to provide an indication of the pattern of common stock price movement in the large capitalization segment of the U.S. equity market; and

•                  the EURO STOXX 50® Index (the “SX5E”), an equity index that is composed of 50 component stocks of sector leaders in 11 Eurozone countries and is intended to provide an indication of the pattern of common stock price movement in the Eurozone.

See “The S&P 500® Index” and “The EURO STOXX 50® Index” in this pricing supplement, and “Index Descriptions—The S&P U.S. Indices” and “Index Descriptions—The EURO STOXX50® Index” beginning on page S-44 and S-11 of the accompanying underlying supplement for additional information.

PRS-3

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to an Equity Index Basket due November 3, 2020

INVESTOR CONSIDERATIONS

We have designed the securities for investors who:

•                  seek 125% leveraged exposure to any upside performance of the Basket if the Ending Level is greater than the Starting Level, subject to the maximum return at maturity of 14% to 18% (to be determined on the pricing date) of the principal amount;

•                  desire to limit downside exposure to the Basket through the 10% buffer;

•                  understand that if the Ending Level is less than the Starting Level by more than 10%, they will receive at maturity less, and up to 90% less, than the principal amount per security;

•                  are willing to forgo periodic interest payments on the securities and dividends on securities included in the Basket Components; and

•                  are willing to hold the securities until maturity.

The securities are not designed for, and may not be a suitable investment for, investors who:

•                  seek a liquid investment or are unable or unwilling to hold the securities to maturity;

•                  are unwilling to accept the risk that the Ending Level of the Basket may decrease by more than 10% from the Starting Level;

•                  seek uncapped exposure to the upside performance of the Basket;

•                  seek full return at maturity of the principal amount of the securities;

•                  are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the principal amount, and may be as low as the lower estimate set forth on the cover page;

•                  seek current income (including income in the form of periodic interest payments);

•                  are unwilling to accept the risk of exposure to the large capitalization segment of the U.S. equity market and the Eurozone equity market;

•                  seek exposure to the Basket but are unwilling to accept the risk/return trade-offs inherent in the payment at stated maturity for the securities;

•                  are unwilling to accept the credit risk of Canadian Imperial Bank of Commerce to obtain exposure to the Basket generally, or to the exposure to the Basket that the securities provide specifically; or

•                  prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

PRS-4

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to an Equity Index Basket due November 3, 2020

TERMS OF THE SECURITIES

The information in this “Terms of the Securities” section is only a summary and is qualified by the more detailed information set forth in this pricing supplement, the underlying supplement, the prospectus supplement and the prospectus, each filed with the SEC. See “About This Pricing Supplement” in this pricing supplement.

Reference Asset:

An equally weighted basket (the “Basket”) comprised of the following Basket Components, with the return of each Basket Component noted parenthetically: S&P 500® Index (50%) (Bloomberg ticker symbol “SPX”) and the EURO STOXX 50® Index (50%) (Bloomberg ticker symbol “SX5E”) (each, a “Basket Component”)

Pricing Date:	Expected to be April 30, 2019

Issue Date:	Expected to be May 3, 2019 (to be determined on the pricing date and expected to be the 3rd scheduled business day after the pricing date)

Principal Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.

Redemption Amount:

On the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the Redemption Amount. The “Redemption Amount” per security will equal:

•  if the Ending Level is greater than the Starting Level: the lesser of:

(i)                 $1,000 plus:

(ii)              the Capped Value;

•  if the Ending Level is less than or equal to the Starting Level, but greater than or equal to the Threshold Level: $1,000; or

•  if the Ending Level is less than the Threshold Level: $1,000 minus:

 If the Ending Level is less than the Threshold Level, you will receive at stated maturity less, and up to 90% less, than the principal amount of your securities.

Stated Maturity Date:

Expected to be November 3, 2020. If the final valuation date is postponed for either Basket Component, the stated maturity date will be the later of (i) November 3, 2020 and (ii) three business days after the last final valuation date as postponed. See “Additional Terms of the Securities—Market Disruption Events” in this pricing supplement. The securities are not subject to redemption at the option of Canadian Imperial Bank of Commerce or repayment at the option of any holder of the securities prior to the stated maturity date.

PRS-5

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to an Equity Index Basket due November 3, 2020

Starting Level:	The “Starting Level” is 100.

Ending Level:

The “Ending Level” will be calculated based on the weighted returns of the Basket Components and will be equal to the product of (i) 100 and (ii) an amount equal to 1 plus the sum of: (A) 50% of the component return of the SPX and (B) 50% of the Component Return of the SX5E.

Component Return:

The “Component Return” of a Basket Component will be equal to:

Final Component Level– Initial Component Level

Initial Component Level

where,

•    the “Initial Component Level” will be the Closing Level of such Basket Component on the pricing date; and

•    the “Final Component Level” will be the Closing Level of such Basket Component on the final valuation date.

Closing Level:

With respect to each Basket Component, the “Closing Level” of that Basket Component on any trading day means the official closing level of that Basket Component as reported by the relevant index sponsor on such trading day.

Capped Value:

The “Capped Value” will be determined on the pricing date and will be within the range of 114% to 118% of the principal amount per security ($1,140.00 to $1,180.00 per security). As a result of the Capped Value, the maximum return at maturity of the securities will be 14% to 18% of the principal amount.

Threshold Level:	90, which is equal to 90% of the Starting Level.

Participation Rate:	125%

Final Valuation Date:

Expected to be October 27, 2020. If such day is not a trading day with respect to either Basket Component, the final valuation date for each Basket Component will be postponed to the next succeeding day that is a trading day with respect to each Basket Component. The final valuation date for a Basket Component is also subject to postponement due to the occurrence of a market disruption event with respect to such Basket Component. See “Additional Terms of the Securities—Market Disruption Events.”

Calculation Agent:	Canadian Imperial Bank of Commerce

Material U.S. Tax Consequences:

For a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities, see “Summary of U.S. Federal Income Tax Consequences” in this pricing supplement and “Certain U.S. Federal Income Tax Consequences” in the underlying supplement.

Agent:

Wells Fargo Securities. The agent may resell the securities to other securities dealers, including securities dealers acting as custodians, at the principal amount of the securities less a concession of not in excess of $15.00 per security. Such securities dealers may include WFA. In addition to the selling concession allowed to WFA, Wells Fargo Securities will pay $0.75 per security of the underwriting discount to WFA as a distribution expense fee for each security sold by WFA.

Denominations:	$1,000 and any integral multiple of $1,000.

CUSIP / ISIN:	13605WQJ3 / US13605WQJ35

__________________

To the extent that we make any change to the expected pricing date or expected issue date, the final valuation date and stated maturity date may also be changed in our discretion to ensure that the term of the securities remains the same.

PRS-6

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to an Equity Index Basket due November 3, 2020

DETERMINING PAYMENT AT MATURITY

On the stated maturity date, you will receive a cash payment per security (the Redemption Amount) calculated as follows:

PRS-7

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to an Equity Index Basket due November 3, 2020

HYPOTHETICAL PAYOUT PROFILE

The following profile is based on a hypothetical Capped Value of 116.00% or $1,160.00 per security (the midpoint of the specified range for the Capped Value), a Participation Rate of 125% and a Threshold Level equal to 90% of the Starting Level. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual Ending Level, the actual Capped Value and whether you hold your securities to maturity.

PRS-8

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to an Equity Index Basket due November 3, 2020

RISK FACTORS

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities or the securities included in the Basket Components. You should carefully consider the risk factors set forth below and “Risk Factors” beginning on page S-1 of the accompanying underlying supplement, page S-1 of the prospectus supplement and page 1 of the prospectus, as well as the other information contained in this pricing supplement and the accompanying underlying supplement, prospectus supplement and prospectus, including the documents they incorporate by reference. As described in more detail below, the value of the securities may vary considerably before the stated maturity date due to events that are difficult to predict and are beyond our control. You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the securities in light of your particular circumstances.

If The Ending Level Is Less Than The Threshold Level, You Will Receive At Maturity Less, And Up To 90% Less, Than The Principal Amount Of Your Securities.

We will not repay you a fixed amount on the securities on the stated maturity date. The Redemption Amount will depend on the direction of and percentage change in the Ending Level of the Basket relative to the Starting Level and the other terms of the securities. Because the value of the Basket will be subject to market fluctuations, the Redemption Amount you receive may be more or less, and possibly significantly less, than the principal amount of your securities.

If the Ending Level is less than the Threshold Level, the Redemption Amount that you receive at stated maturity will be reduced by an amount equal to the decline in the value of the Basket to the extent it is below the Threshold Level (expressed as a percentage of the Starting Level). The Threshold Level is 90% of the Starting Level. As a result, you may receive less, and up to 90% less, than the principal amount per security at maturity even if the value of the Basket is greater than or equal to the Starting Level or the Threshold Level at certain times during the term of the securities.

Even if the Ending Level is greater than the Starting Level, the amount you receive at stated maturity may only be slightly greater than the principal amount, and your yield on the securities may be less than the yield you would earn if you bought a traditional interest-bearing debt security of Canadian Imperial Bank of Commerce or another issuer with a similar credit rating with the same stated maturity date.

Your Return Will Be Limited By The Capped Value And May Be Lower Than The Return On A Direct Investment In The Securities Included In The Basket Components.

The opportunity to participate in the possible increases in the levels of the Basket Components through an investment in the securities will be limited because the Redemption Amount will not exceed the Capped Value. Furthermore, the effect of the Participation Rate will be progressively reduced for all Ending Levels exceeding the Ending Level at which the Capped Value is reached.

Your Return On The Securities Could Be Less Than If You Owned Securities Included In The Basket Components.

Your return on the securities will not reflect the return you would realize if you actually owned the securities included in the Basket Components and received the dividends and other payments paid on those securities. This is in part because the Redemption Amount payable at stated maturity will be determined by reference to the Final Component Levels of the Basket Components, which will be calculated by reference to the prices of the securities in the Basket Components without taking into consideration the value of dividends and other payments paid on those securities. In addition, the Redemption Amount will not be greater than the Capped Value.

No Periodic Interest Will Be Paid On The Securities.

No periodic interest will be paid on the securities. However, if the securities were classified for U.S. federal income tax purposes as contingent payment debt instruments rather than prepaid forward contracts, you would be required to accrue interest income over the term of your securities. See “Summary of U.S. Federal Income Tax Consequences” in this pricing supplement and “Certain U.S. Federal Income Tax Consequences” in the underlying supplement.

Changes In The Levels Of The Basket Components May Offset Each Other.

Fluctuations in the levels of the Basket Components may not correlate with each other. Even if the Final Component Level of a Basket Component increases, the Final Component Level of another Basket Component may not increase as much or may even decline. Therefore, in calculating the Ending Level of the Basket, an increase in the Final Component Level of a Basket Component may be moderated, or wholly offset, by a lesser increase or a decline in the Final Component Level of another Basket Component.

The Securities Are Subject To The Credit Risk Of Canadian Imperial Bank of Commerce.

The securities are our obligations exclusively and are not, either directly or indirectly, an obligation of any third party. Any amounts payable under the securities are subject to our creditworthiness, and you will have no ability to pursue any securities included in the

PRS-9

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to an Equity Index Basket due November 3, 2020

Basket Components for payment. As a result, our actual and perceived creditworthiness and actual or anticipated decreases in our credit ratings may affect the value of the securities and, in the event we were to default on our obligations, you may not receive any amounts owed to you under the terms of the securities. See “Description of the Notes We May Offer—Events of Default” in the prospectus supplement.

The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the securities prior to stated maturity will be affected by the levels of the Basket Components at that time, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, among others, are expected to affect the value of the securities. When we refer to the “value” of your security, we mean the value you could receive for your security if you are able to sell it in the open market before the stated maturity date.

•        Basket Performance. The value of the securities prior to maturity will depend substantially on the value of the Basket. The price at which you may be able to sell the securities before stated maturity may be at a discount, which could be substantial, from their principal amount, if the value of the Basket at such time is less than, equal to or not sufficiently above its Starting Level.

•        Capped Value. We anticipate that the value of the securities will always be at a discount to the Capped Value.

•        Interest Rates. The value of the securities may be affected by changes in the interest rates in the U.S. markets.

•        Volatility Of The Basket. Volatility is the term used to describe the size and frequency of market fluctuations. The value of the securities may be affected if the volatility of the Basket or the Basket Components changes.

•        Correlation Among Basket Components. Correlation refers to the extent to which the levels of the Basket Components tend to fluctuate at the same time, in the same direction and in similar magnitudes.  The correlation among Basket Components may be positive, zero or negative. The value of the securities may be affected if the correlation among the Basket Components changes.

•        Time Remaining To Maturity. The value of the securities at any given time prior to maturity will likely be different from that which would be expected based on the then-current value of the Basket. This difference will most likely reflect a discount due to expectations and uncertainty concerning the value of the Basket during the period of time still remaining to the maturity date. In general, as the time remaining to maturity decreases, the value of the securities will approach the amount that could be payable at maturity based on the then-current value of the Basket.

•        Dividend Yields On Securities Included In The Basket Components. The value of the securities may be affected by the dividend yields on securities included in the Basket Components.

•        Events Involving Companies Included In The Basket Components. General economic conditions and earnings results of the companies whose stocks are included in the Basket Components and real or anticipated changes in those conditions or results may affect the value of the securities. Additionally, as a result of a merger or acquisition, one or more of the stocks in the Basket Components may be replaced with a surviving or acquiring entity’s securities. The surviving or acquiring entity’s securities may not have the same characteristics as the stock originally included in the Basket Components.

•        Our Credit Ratings, Financial Condition And Results Of Operation. Actual or anticipated changes in our credit ratings, financial condition or results of operation may affect the value of the securities. However, because the return on the securities is dependent upon factors in addition to our ability to pay our obligations under the securities, such as the value of the Basket, an improvement in our credit ratings, financial condition or results of operation will not reduce the other investment risks related to the securities.

•        Volatility Of Currency Exchange Rates. Since the level of the SX5E is based on the value of its component stocks as expressed in a foreign currency, the value of the securities may be affected if the volatility of the exchange rate between the U.S. dollar and that foreign currency changes.

•        Correlation Between Currency Exchange Rates And The SX5E. Since the level of the SX5E is based on the value of its component stocks as expressed in a foreign currency, the value of the securities may be affected by changes in the correlation between the exchange rate between the U.S. dollar and that foreign currency and the SX5E.

You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the value of the Basket.

PRS-10

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to an Equity Index Basket due November 3, 2020

The Estimated Value Of The Securities Will Not Be An Indication Of The Price, If Any, At Which Wells Fargo Securities Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.

The price, if any, at which Wells Fargo Securities or any of its affiliates may purchase the securities in the secondary market will be based on Wells Fargo Securities’ proprietary pricing models and will fluctuate over the term of the securities as a result of changes in the market and other factors described in the preceding risk factor. Any such secondary market price for the securities will also be reduced by a bid-offer spread, which may vary depending on the aggregate principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Unless the factors described in the preceding risk factor change significantly in your favor, any such secondary market price for the securities will likely be less than the principal amount.

If Wells Fargo Securities or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the three-month period following the issue date, the secondary market price offered by Wells Fargo Securities or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the principal amount. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by Wells Fargo Securities or any of its affiliates during this period will be higher than it would be if it were based solely on Wells Fargo Securities’ proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this three-month period. If you hold the securities through an account at Wells Fargo Securities or one of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement. If you hold your securities through an account at a broker-dealer other than Wells Fargo Securities or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at Wells Fargo Securities or any of its affiliates.

Our Estimated Value Of The Securities Will Be Lower Than The Principal Amount Of The Securities.

Our estimated value is only an estimate using several factors. The principal amount of the securities will exceed our estimated value because costs associated with selling and structuring the securities, as well as hedging the securities, are included in the principal amount of the securities. See “The Estimated Value of the Securities” in this pricing supplement.

Our Estimated Value Does Not Represent Future Values Of The Securities And May Differ From Others’ Estimates.

Our estimated value of the securities is determined by reference to our internal pricing models when the terms of the securities are set. This estimated value is based on market conditions and other relevant factors existing at that time and our assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the securities that are greater than or less than our estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which Wells Fargo Securities or any other person would be willing to buy securities from you in secondary market transactions. See “The Estimated Value of the Securities” in this pricing supplement.

Our Estimated Value Is Not Determined By Reference To Credit Spreads For Our Conventional Fixed-Rate Debt.

The internal funding rate used in the determination of our estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. If we were to use the interest rate implied by our conventional fixed-rate credit spreads, we would expect the economic terms of the securities to be more favorable to you. Consequently, our use of an internal funding rate would have an adverse effect on the terms of the securities and any secondary market prices of the securities. See “The Estimated Value of the Securities” in this pricing supplement.

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although Wells Fargo Securities and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which Wells Fargo Securities and/or its affiliates are willing to buy your securities.

If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to stated maturity.

PRS-11

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to an Equity Index Basket due November 3, 2020

An Investment In The Securities Is Subject To Risks Associated With Investing In International Securities Markets.

Your return on these securities and the value of these securities may be affected by factors affecting the international securities markets, specifically changes within the Eurozone. The United Kingdom has voted to leave the European Union (popularly known as “Brexit”). The effect of Brexit is uncertain, and Brexit has contributed and may continue to contribute to volatility in the prices of securities of companies located in Europe and currency exchange rates, including the valuation of the euro and British pound in particular.

A foreign stock exchange may impose trading limitations intended to prevent extreme fluctuations in individual security prices and may suspend trading in certain circumstances.  These actions could limit variations in the closing level of the SX5E, which could, in turn, adversely affect the value of the securities.  Investments in securities linked to the value of foreign equity securities involve particular risks.  The foreign securities markets whose stocks are included in the SX5E may have less liquidity and may be more volatile than U.S. or other securities markets and market developments may affect foreign markets differently from U.S. or other securities markets.  Direct or indirect government intervention to stabilize the foreign securities markets, as well as cross-shareholdings in foreign companies, may affect trading prices and volumes in those markets.  Also, there is generally less publicly available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

Securities prices in foreign countries are subject to political, economic, financial and social factors that apply in those geographical regions. These factors, which could negatively affect those securities markets, include the possibility of recent or future changes in a foreign government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities and the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility and political instability and the possibility of natural disasters or adverse public health developments in the region.  Moreover, foreign economies may differ favorably or unfavorably from the U.S. economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

Any one of these factors, or the combination of more than one of these factors, could negatively affect such foreign securities market and the price of securities therein. In addition, you will not obtain the benefit of any increase in the value of the euro against the U.S. dollar which you would have received if you had owned the securities in the SX5E during the term of these securities, although the level of the SX5E may be adversely affected by general exchange rate movements in the market.

The Securities Will Not Be Adjusted For Changes In Exchange Rates.

Although the equity securities that are included in the SX5E are traded in the euro, and your securities are denominated in U.S. dollars, the SX5E and the amount payable on the securities will not be adjusted for changes in the exchange rates between the U.S. dollar and the euro. Changes in the exchange rates, however, may also reflect changes in the foreign economies that in turn may affect the level of the SX5E, and therefore the return on your securities. The amount we will pay in respect of your securities will be determined solely in accordance with the procedures described in this pricing supplement.

The Stated Maturity Date May Be Postponed In Certain Circumstances.

The final valuation date with respect to a Basket Component will be postponed if the originally scheduled final valuation date is not a trading day with respect to either Basket Component or if the calculation agent determines that a market disruption event has occurred or is continuing with respect to that Basket Component on the final valuation date. If such a postponement occurs, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the last final valuation date as postponed.

We Or One Of Our Affiliates Will Be The Calculation Agent And, As A Result, Potential Conflicts Of Interest Could Arise.

We or one of our affiliates will be the calculation agent for purposes of determining, among other things, the Initial Component Level and the Final Component Level, calculating the Component Return, the Ending Level and the Redemption Amount, determining whether adjustments should be made to the Final Component Level, determining whether a market disruption event has occurred and, if publication of a Basket Component is discontinued, selecting a successor or, if no successor is available, determining the closing level of that Basket Component. Although the calculation agent will exercise its judgment in good faith when performing its functions, potential conflicts of interest may exist between the calculation agent and you.

Our Economic Interests And Those Of Any Dealer Participating In The Offering Of Securities Will Potentially Be Adverse To Your Interests.

You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” will potentially be adverse to your interests as an investor in the securities.

PRS-12

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to an Equity Index Basket due November 3, 2020

In engaging in certain of the activities described below, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.

•        Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the levels of the Basket Components. Our affiliates or any dealer participating in the offering of the securities or its affiliates may, at present or in the future, publish research reports on a

Basket Component or the companies whose securities are included in the Basket Components. This research will be modified from time to time without notice and may, at present or in the future, express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research reports on a Basket Component or the companies whose securities are included in a Basket Component could adversely affect the level of that Basket Component and, therefore, adversely affect the value of and your return on the securities. You are encouraged to derive information concerning the Basket components from multiple sources and should not rely on the views expressed by us or our affiliates or any participating dealer or its affiliates. In addition, any research reports on a Basket Component or the companies whose securities are included in a Basket Component published on or prior to the pricing date could result in an increase in the level of that Basket Component on the pricing date, which would adversely affect investors in the securities by increasing the levels at which the Basket Components must close on the final valuation date in order for investors in the securities to receive a favorable return.

•        Business activities of our affiliates or any participating dealer or its affiliates with the companies whose securities are included in the Basket Components may adversely affect the level of the Basket Components. Our affiliates or any participating dealer or its affiliates may, at present or in the future, engage in business with the companies whose securities are included in the Basket Components, including making loans to those companies (including exercising creditors’ remedies with respect to such loans), making equity investments in those companies or providing investment banking, asset management or other advisory services to those companies. These business activities could adversely affect the levels of the Basket Components and, therefore, adversely affect the value of and your return on the securities. In addition, in the course of these business activities, our affiliates or any participating dealer or its affiliates may acquire non-public information about one or more of the companies whose securities are included in the Basket Components. If our affiliates or any participating dealer or its affiliates do acquire such non-public information, we and they are not obligated to disclose such non-public information to you.

•        Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the levels of the Basket Components. We expect to hedge our obligations under the securities through one or more hedge counterparties, which may include our affiliates or any participating dealer or its affiliates. Pursuant to such hedging activities, our hedge counterparty may acquire securities included in the Basket Components or listed or over-the-counter derivative or synthetic instruments related to the Basket Components or such securities. Depending on, among other things, future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. To the extent that our hedge counterparty has a long hedge position in any of the securities included in the Basket Components, or derivative or synthetic instruments related to the Basket Components or such securities, they may liquidate a portion of such holdings at or about the time of the final valuation date or at or about the time of a change in the securities included in the Basket Components. These hedging activities could potentially adversely affect the levels of the Basket Components and, therefore, adversely affect the value of and your return on the securities.

•        Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the levels of the Basket Components. Our affiliates or any participating dealer or its affiliates may engage in trading in the securities included in the Basket Components and other instruments relating to the Basket Components or such securities on a regular basis as part of their general broker-dealer and other businesses. Any of these trading activities could potentially adversely affect the prices of the securities included in the Basket Components and, therefore, adversely affect the value of and your return on the securities.

•        A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession or any distribution expense fee, creating a further incentive for the participating dealer to sell the securities to you. If any participating dealer or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliates expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any concession or distribution expense fee that the participating dealer receives for the sale of the securities to you. This additional projected profit may create a further incentive for the participating dealer to sell the securities to you.

PRS-13

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to an Equity Index Basket due November 3, 2020

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service. Consequently, significant aspects of the tax treatment of the securities are uncertain, and the Internal Revenue Service or a court might not agree with the treatment of the securities as pre-paid cash-settled derivative contracts. If the Internal Revenue Service were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. As described under “Certain U.S. Federal Income Tax Consequences” in the underlying supplement, the U.S. Treasury Department and the Internal Revenue Service released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect.

Furthermore, Section 871(m) of the Internal Revenue Code imposes a withholding tax of up to 30% on “dividend equivalents” paid to non-U.S. investors in respect of certain financial instruments linked to U.S. equities. As of the date of this preliminary pricing supplement, the securities should not be subject to withholding under Section 871(m).

Both U.S. and non-U.S. persons considering an investment in the securities should review carefully “Summary of U.S. Federal Income Tax Consequences” in this pricing supplement and “Certain U.S. Federal Income Tax Consequences” in the underlying supplement and consult their tax advisors regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

There Can Be No Assurance That The Canadian Federal Income Tax Consequences Of An Investment In The Securities Will Not Change In The Future.

There can be no assurance that Canadian federal income tax laws, the judicial interpretation thereof, or the administrative policies and assessing practices of the Canada Revenue Agency will not be changed in a manner that adversely affects investors. For a discussion of the Canadian federal income tax consequences of investing in the securities, please read the section entitled “Certain Canadian Federal Income Tax Considerations” in this pricing supplement as well as the section entitled “Material Income Tax Consequences—Canadian Taxation” in the accompanying prospectus. You should consult your tax advisor with respect to your own particular situation.

PRS-14

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to an Equity Index Basket due November 3, 2020

HYPOTHETICAL RETURNS

The following table illustrates, for a hypothetical Capped Value of 116.00% or $1,160.00 per security (the midpoint of the specified range of the Capped Value), a Starting Level of 100.00, a Threshold Level of 90.00, a Participation Rate of 125%, a term to maturity of 1.5 years and a range of hypothetical Ending Levels of the Basket:

•                  the hypothetical percentage change from the Starting Level to the hypothetical Ending Level;

•                  the hypothetical Redemption Amount payable at stated maturity per security; and

•                  the hypothetical pre-tax total rate of return.

Hypothetical Ending Level	Hypothetical Percentage Change From the Starting Level to the Hypothetical Ending Level	Hypothetical Redemption Amount Payable At Stated Maturity Per Security	Hypothetical Pre-Tax Total Rate of Return
175.00	75.00%	$1,160.00	16.00%
150.00	50.00%	$1,160.00	16.00%
140.00	40.00%	$1,160.00	16.00%
130.00	30.00%	$1,160.00	16.00%
120.00	20.00%	$1,160.00	16.00%
115.00	15.00%	$1,160.00	16.00%
112.80	12.80%	$1,160.00	16.00%
105.00	5.00%	$1,062.50	6.25%
100.00(1)	0.00%	$1,000.00	0.00%
95.00	-5.00%	$1,000.00	0.00%
90.00	-10.00%	$1,000.00	0.00%
89.00	-11.00%	$990.00	-1.00%
80.00	-20.00%	$900.00	-10.00%
75.00	-25.00%	$850.00	-15.00%
50.00	-50.00%	$600.00	-40.00%
25.00	-75.00%	$350.00	-65.00%
0.00	-100.00%	$100.00	-90.00%

(1) The Starting Level.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. The actual amount you receive at stated maturity and the resulting pre-tax rates of return will depend on the actual Ending Level and Capped Value.

PRS-15

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to an Equity Index Basket due November 3, 2020

HYPOTHETICAL PAYMENTS AT STATED MATURITY

Set forth below are four examples of payment at stated maturity calculations, reflecting a hypothetical Capped Value of 116.00% or $1,160.00 per security (the midpoint of the specified range for the Capped Value), a Participation Rate of 125%, a Starting Level of 100, a Threshold Level of 90% of the Starting Level, and assuming hypothetical Initial Component Levels, Final Component Levels and Component Returns as indicated in the examples. The terms used for purposes of these hypothetical examples do not represent the actual Initial Component Level of any Basket Component. The hypothetical Initial Component Level of 100.00 for each Basket Component has been chosen for illustrative purposes only and does not represent the actual Initial Component Level of any Basket Component. The actual Initial Component Level for each Basket Component will be determined on the pricing date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual closing levels of the Basket Components, see the historical information set forth herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. Redemption amount is greater than the principal amount but less than the Capped Value:

	SPX	SX5E
Initial Component Level:	100.00	100.00
Final Component Level:	110.00	100.00
Component Return:	10.00%	0.00%

Based on the Component Returns set forth above, the hypothetical Ending Level would equal:

100 × [1 + (50% × 10.00%) + (50% × 0.00%)] = 105.00

Since the hypothetical Ending Level is greater than the Starting Level, the Redemption Amount would equal:

On the stated maturity date, you would receive $1,062.50 per security.

Example 2. Redemption amount is equal to the Capped Value:

	SPX	SX5E
Initial Component Level:	100.00	100.00
Final Component Level:	120.00	150.00
Component Return:	20.00%	50.00%

Based on the Component Returns set forth above, the hypothetical Ending Level would equal:

100 × [1 + (50% × 20.00%) + (50% × 50.00%)] = 135.00

The Redemption Amount would be equal to the Capped Value since the Capped Value is less than:

On the stated maturity date, you would receive $1,160.00 per security.

In addition to limiting your return on the securities, the Capped Value limits the positive effect of the Participation Rate. If the Ending Level is greater than the Starting Level, you will participate in the performance of the Basket at a rate of 125% up to a certain point. However, the effect of the Participation Rate will be progressively reduced for Ending Levels that are greater than 112.80% of the Starting Level (assuming a Capped Value of 116.00% or $1,160.00 per security, the midpoint of the specified range for the Capped Value) since your return on the securities for any Ending Level greater than 112.80% of the Starting Level will be limited to the Capped Value.

PRS-16

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to an Equity Index Basket due November 3, 2020

Example 3. Redemption amount is equal to the principal amount:

	SPX	SX5E
Initial Component Level:	100.00	100.00
Final Component Level:	115.00	80.00
Component Return:	15.00%	-20.00%

Based on the Component Returns set forth above, the hypothetical Ending Level would equal:

100 × [1 + (50% × 15.00%) + (50% × -20.00%)] = 97.50

In this example, the hypothetical final component level of the SPX is less than its hypothetical initial component level, while the hypothetical final component level of the SX5E is greater than its hypothetical initial component level. Although the SX5E appreciated, the large decline in the SPX completely offsets the appreciation of the SX5E and results in the hypothetical Ending Level of the Basket being less than its Starting Level.

Since the hypothetical Ending Level is less than the Starting Level, but not by more than 10%, you would not lose any of the principal amount of your securities.

On the stated maturity date, you would receive $1,000.00 per security.

Example 4. Redemption amount is less than the principal amount:

	SPX	SX5E
Initial Component Level:	100.00	100.00
Final Component Level:	60.00	40.00
Component Return:	-40.00%	-60.00%

Based on the Component Returns set forth above, the hypothetical Ending Level would equal:

100 × [1 + (50% × -40.00%) + (50% × -60.00%)] = 50.00

Since the hypothetical Ending Level is less than the Starting Level by more than 10%, you would lose a portion of the principal amount of your securities and receive the Redemption Amount equal to:

On the stated maturity date, you would receive $600.00 per security.

To the extent that the actual Component Returns, Ending Level and Capped Value differ from the values assumed above, the results indicated above would be different.

PRS-17

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to an Equity Index Basket due November 3, 2020

ADDITIONAL TERMS OF THE SECURITIES

The definitions and provisions below supersedes and replaces the definition of “Market Disruption Events” and relevant provisions regarding the postponement of the final valuation date set forth in the underlying supplement.

Certain Definitions

A “trading day” with respect to the SPX means a day, as determined by the calculation agent, on which (i) the relevant stock exchanges with respect to each security underlying the SPX are scheduled to be open for trading for their respective regular trading sessions and (ii) each related futures or options exchange with respect to the SPX is scheduled to be open for trading for its regular trading session.

A “trading day” with respect to the SX5E means a day, as determined by the calculation agent, on which (i) the relevant index sponsor is scheduled to publish the level of the SX5E and (ii) each related futures or options exchange with respect to the SX5E is scheduled to be open for trading for its regular trading session.

The “relevant stock exchange” for any security underlying a Basket Component means the primary exchange or quotation system on which such security is traded, as determined by the calculation agent.

The “related futures or options exchange” for a Basket Component means an exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to such Basket Component.

Market Disruption Events

With respect to the SPX, a “market disruption event” means any of the following events as determined by the calculation agent in its sole discretion:

(A)   The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchanges or otherwise relating to securities which then comprise 20% or more of the level of such Basket Component or any successor equity index at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by those relevant stock exchanges or otherwise.

(B)   The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to such Basket Component or any successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.

(C)   The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, securities that then comprise 20% or more of the level of such Basket Component or any successor equity index on their relevant stock exchanges at any time during the one-hour period that ends at the close of trading on that day.

(D)   The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to such Basket Component or any successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)   The closure on any exchange business day of the relevant stock exchanges on which securities that then comprise 20% or more of the level of such Basket Component or any successor equity index are traded or any related futures or options exchange with respect to such Basket Component or any successor equity index prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related  futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at such actual closing time on that day.

(F)   The relevant stock exchange for any security underlying such Basket Component or successor equity index or any related futures or options exchange with respect to such Basket Component or any successor equity index fails to open for trading during its regular trading session.

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Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to an Equity Index Basket due November 3, 2020

For purposes of determining whether a market disruption event has occurred with respect to the SPX:

(1)              the relevant percentage contribution of a security to the level of such Basket Component or any successor equity index will be based on a comparison of (x) the portion of the level of such index attributable to that security and (y) the overall level of such Basket Component or successor equity index, in each case immediately before the occurrence of the market disruption event;

(2)              the “close of trading” on any trading day for such Basket Component or any successor equity index means the scheduled closing time of the relevant stock exchanges with respect to the securities underlying such Basket Component or successor equity index on such trading day; provided that, if the actual closing time of the regular trading session of any such relevant stock exchange is earlier than its scheduled closing time on such trading day, then (x) for purposes of clauses (A) and (C) of the definition of “market disruption event” above, with respect to any security underlying such Basket Component or successor equity index for which such relevant stock exchange is its relevant stock exchange, the “close of trading” means such actual closing time and (y) for purposes of clauses (B) and (D) of the definition of “market disruption event” above, with respect to any futures or options contract relating to such Basket Component or successor equity index, the “close of trading” means the latest actual closing time of the regular trading session of any of the relevant stock exchanges, but in no event later than the scheduled closing time of the relevant stock exchanges;

(3)              the “scheduled closing time” of any relevant stock exchange or related futures or options exchange on any trading day for such Basket Component or any successor equity index means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours; and

(4)              an “exchange business day” means any trading day for such Basket Component or any successor equity index on which each relevant stock exchange for the securities underlying such Basket Component or any successor equity index and each related futures or options exchange are open for trading during their respective regular trading sessions, notwithstanding any such relevant stock exchange or related futures or options exchange with respect to such Basket Component or any successor equity index closing prior to its scheduled closing time.

With respect to the SX5E, a “market disruption event” means any of (A), (B), (C) or (D) below, as determined by the calculation agent in its sole discretion:

(A)       Any of the following events occurs or exists with respect to any security included in such Basket Component or any successor equity index, and the aggregate of all securities included in such Basket Component or successor equity index with respect to which any such event occurs comprise 20% or more of the level of such Basket Component or successor equity index:

•                  a material suspension of or limitation imposed on trading by the relevant stock exchange for such security or otherwise at any time during the one-hour period that ends at the scheduled closing time for the relevant stock exchange for such security on that day, whether by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise;

•                  any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, such security on its relevant stock exchange at any time during the one-hour period that ends at the scheduled closing time for the relevant stock exchange for such security on that day; or

•                  the closure on any exchange business day of the relevant stock exchange for such security prior to its scheduled closing time unless the earlier closing is announced by such relevant stock exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such relevant stock exchange and (ii) the submission deadline for orders to be entered into the relevant stock exchange system for execution at the scheduled closing time for such relevant stock exchange on that day.

(B)       Any of the following events occurs or exists with respect to futures or options contracts relating to such Basket Component or any successor equity index:

•                  a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise at any time during the one-hour period that ends at the close of trading on such related futures or options exchange on

PRS-19

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to an Equity Index Basket due November 3, 2020

that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise;

•                  any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to such Basket Component or successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on such related futures or options exchange on that day; or

•                  the closure on any exchange business day of any related futures or options exchange prior to its scheduled closing time unless the earlier closing time is announced by such related futures or options exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such related futures or options exchange and (ii) the submission deadline for orders to be entered into the related futures or options exchange system for execution at the close of trading for such related futures or options exchange on that day.

(C)       The relevant index sponsor fails to publish the level of such Basket Component or any successor equity index (other than as a result of the relevant index sponsor having discontinued publication of such Basket Component or successor equity index and no successor index being available).

(D)       Any related futures or options exchange fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to such Basket Component:

(1)              the relevant percentage contribution of a security included in such Basket Component or any successor equity index to the level of such Basket Component will be based on a comparison of (x) the portion of the level of such Basket Component attributable to that security to (y) the overall level of such Basket Component, in each case using the official opening weightings as published by the relevant index sponsor as part of the market opening data;

(2)              the “scheduled closing time” of any relevant stock exchange or related futures or options exchange on any trading day means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours; and

(3)              an “exchange business day” means any trading day on which (i) the relevant index sponsor publishes the level of such Basket Component or any successor equity index and (ii) each related futures or options exchange is open for trading during its regular trading session, notwithstanding any related futures or options exchange closing prior to its scheduled closing time.

If a market disruption event occurs or is continuing with respect to a Basket Component on the final valuation date, then the final valuation date for such Basket Component will be postponed to the first succeeding trading day for such Basket Component on which a market disruption event for such Basket Component has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the eighth trading day for such Basket Component after the originally scheduled final valuation date, that eighth trading day shall be deemed to be the final valuation date for such Basket Component. If the final valuation date has been postponed eight trading days for a Basket Component after the originally scheduled final valuation date and a market disruption event occurs or is continuing with respect to such Basket Component on such eighth trading day, the calculation agent will determine the closing level of such Basket Component on such eighth trading day in accordance with the formula for and method of calculating the closing level of such Basket Component last in effect prior to commencement of the market disruption event, using the closing price (or, with respect to any relevant security, if a market disruption event has occurred with respect to such security, its good faith estimate of the value of such security at (i) with respect to the SPX, the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange or (ii) with respect to the SX5E, the time at which the official closing level of the SX5E is calculated and published by the index sponsor) on such date of each security included in the SX5E. As used herein, “closing price” means, with respect to any security on any date, the relevant stock exchange traded or quoted price of such security as of (i) with respect to the SPX, the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange or (ii) with respect to the SX5E, the time at which the official closing level of the SX5E is calculated and published by the index sponsor. Notwithstanding the postponement of the final valuation date for a particular Basket Component due to a market disruption event with respect to such Basket Component, the originally scheduled final valuation date will remain the final valuation date for any Basket Component not affected by a market disruption event.

PRS-20

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to an Equity Index Basket due November 3, 2020

Adjustments to a Basket Component

If at any time the method of calculating a Basket Component or a successor equity index, or the closing level thereof, is changed in a material respect, or if a Basket Component or a successor equity index is in any other way modified so that such Basket Component does not, in the opinion of the calculation agent, fairly represent the level of such Basket Component had those changes or modifications not been made, then the calculation agent will, at the close of business in New York, New York, on each date that the closing level of such Basket Component is to be calculated, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a Basket Component comparable to such Basket Component or successor equity index as if those changes or modifications had not been made, and the calculation agent will calculate the closing level of such Basket Component or successor equity index with reference to such Basket Component, as so adjusted. Accordingly, if the method of calculating a Basket Component or successor equity index is modified so that the level of such Basket Component is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split or reverse split in such related equity index), then the calculation agent will adjust such Basket Component or successor equity index in order to arrive at a level of such Basket Component as if it had not been modified (e.g., as if the split or reverse split had not occurred).

Discontinuance of a Basket Component

If a sponsor or publisher of a Basket Component (each, an “index sponsor”) discontinues publication of a Basket Component, and such index sponsor or another entity publishes a successor or substitute Basket Component that the calculation agent determines, in its sole discretion, to be comparable to such Basket Component (a “successor equity index”), then, upon the calculation agent’s notification of that determination to the trustee and Canadian Imperial Bank of Commerce, the calculation agent will substitute the successor equity index as calculated by the relevant index sponsor or any other entity and calculate the final component level of such Basket Component as described above. Upon any selection by the calculation agent of a successor equity index, Canadian Imperial Bank of Commerce will cause notice to be given to holders of the securities.

In the event that an index sponsor discontinues publication of a Basket Component prior to, and the discontinuance is continuing on, the final valuation date and the calculation agent determines that no successor equity index is available at such time, the calculation agent will calculate a substitute closing level for such Basket Component in accordance with the formula for and method of calculating such Basket Component last in effect prior to the discontinuance, but using only those securities that comprised such Basket Component immediately prior to that discontinuance. If a successor equity index is selected or the calculation agent calculates a level as a substitute for such Basket Component, the successor equity index or level will be used as a substitute for such Basket Component for all purposes, including the purpose of determining whether a market disruption event exists.

If on the final valuation date an index sponsor fails to calculate and announce the level of a Basket Component, the calculation agent will calculate a substitute closing level of such Basket Component in accordance with the formula for and method of calculating such Basket Component last in effect prior to the failure, but using only those securities that comprised such Basket Component immediately prior to that failure; provided that, if a market disruption event occurs or is continuing on such day with respect to such Basket Component, then the provisions set forth above under “—Market Disruption Events” shall apply in lieu of the foregoing.

Notwithstanding these alternative arrangements, discontinuance of the publication of, or the failure by the relevant index sponsor to calculate and announce the level of, a Basket Component may adversely affect the value of the securities.

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HYPOTHETICAL HISTORICAL PERFORMANCE OF THE BASKET

The Basket will represent an equally weighted portfolio of the following Basket Components, with the return of each Basket Component noted parenthetically: the S&P 500® Index (50%) and the EURO STOXX 50® Index (50%). The value of the Basket will increase or decrease depending upon the performance of the Basket Components. For more information regarding the Basket Components, see the information provided herein and in the accompanying underlying supplement. The Basket does not reflect the performance of all major securities markets.

While historical information on the value of the Basket does not exist for dates prior to the pricing date, the following graph sets forth the hypothetical historical daily values of the Basket for the period from January 1, 2014 to April 3, 2019, assuming that the Basket was constructed on January 1, 2014 with a Starting Level of 100 and that each of the Basket Components had the applicable weighting as of such day. We obtained the closing levels and other information used by us in order to create the graph below from Bloomberg Professional® Service (“Bloomberg”) without independent verification.

The hypothetical historical Basket values, as calculated solely for the purposes of the offering of the securities, fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the value of the Basket during any period shown below is not an indication that the percentage change in the value of the Basket is more likely to be positive or negative during the term of the securities. The hypothetical historical values do not give an indication of future values of the Basket.

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THE S&P 500® INDEX

The S&P 500® Index (Bloomberg ticker: “SPX <Index>”) is calculated, maintained and published by S&P Dow Jones Indices LLC (“SPDJI”). The SPX consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. The top 5 industry groups by market capitalization as of February 28, 2019 were: Information Technology, Health Care, Financials,  Communication Services and Consumer Discretionary. See “Index Descriptions—The S&P U.S. Indices” beginning on page S-44 of the accompanying underlying supplement for additional information about the SPX.

In addition, information about the SPX may be obtained from other sources including, but not limited to, SPDJI’s website (including information regarding the SPX’s sector weightings). We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the SPX is accurate or complete.

Historical Data of the SPX

We obtained the closing levels of the SPX in the graph below from Bloomberg without independent verification. The historical performance of the SPX should not be taken as an indication of future performance, and no assurances can be given as to the Ending Level of the SPX. We cannot give you assurance that the performance of the SPX will result in any positive return on your initial investment.

The following graph sets forth daily closing levels of the SPX for the period from January 1, 2014 to April 3, 2019. The closing level on April 3, 2019 was 2,873.40.

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THE EURO STOXX 50® INDEX

The EURO STOXX 50® Index (Bloomberg ticker: “SX5E <Index>”) was created by STOXX Limited (“STOXX”), which is currently owned by Deutsche Börse AG. The SX5E represents the performance of the 50 largest companies among the 19 supersectors in terms of free-float market cap in 11 Eurozone countries. See “Index Descriptions—The EURO STOXX50® Index” beginning on page S-11 of the accompanying underlying supplement for additional information about the SX5E.

In addition, information about the SX5E may be obtained from other sources including, but not limited to, STOXX’s website (including information regarding the SX5E’s sector weightings). We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the SX5E is accurate or complete.

Historical Data of the SX5E

We obtained the closing levels of the SX5E in the graph below from Bloomberg without independent verification. The historical performance of the SX5E should not be taken as an indication of future performance, and no assurances can be given as to the Ending Level of the SX5E. We cannot give you assurance that the performance of the SX5E will result in any positive return on your initial investment.

The following graph sets forth daily closing levels of the SX5E for the period from January 1, 2014 to April 3, 2019. The closing level on April 3, 2019 was 3,435.56.

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THE ESTIMATED VALUE OF THE SECURITIES

The estimated value of the securities set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using our internal funding rate for structured debt described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The estimated value does not represent a minimum price at which Wells Fargo Securities or any other person would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the Bank’s estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. The discount is based on, among other things, our view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for our conventional fixed-rate debt. For additional information, see “Risk Factors—Our Estimated Value Is Not Determined By Reference To Credit Spreads For Our Conventional Fixed-Rate Debt” in this pricing supplement. The value of the derivative or derivatives underlying the economic terms of the securities is derived from the Bank’s or a third party hedge provider’s internal pricing models. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the Bank’s estimated value of the securities is determined when the terms of the securities are set based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors—Our Estimated Value Does Not Represent Future Values Of The Securities And May Differ From Others’ Estimates” in this pricing supplement.

The Bank’s estimated value of the securities will be lower than the principal amount of the securities because costs associated with selling, structuring and hedging the securities are included in the principal amount of the securities. These costs include the selling commissions paid to affiliated or unaffiliated dealers, the projected profits that our hedge counterparties, which may include our affiliates, expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the securities. See “Risk Factors—Our Estimated Value of the Securities Will Be Lower Than The Principal Amount Of The Securities” in this pricing supplement.

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SUPPLEMENTAL PLAN OF DISTRIBUTION

The securities will be purchased by Wells Fargo Securities as principal, pursuant to a distribution agreement between Wells Fargo Securities and us. We have agreed to pay certain of Wells Fargo Securities’ expenses in connection with the offering of the securities.

Wells Fargo Securities proposes to offer the securities to certain securities dealers, including securities dealers acting as custodians, at the principal amount of the securities less a concession not in excess of $15.00 per security. Such securities dealers may include WFA (the trade name of the retail brokerage business of Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC, each an affiliate of Wells Fargo Securities). In addition to the selling concession allowed to WFA, Wells Fargo Securities will pay $0.75 per security of the underwriting discount to WFA as a distribution expense fee for each security sold by WFA.

We expect to deliver the securities against payment therefor in New York, New York on May 3, 2019, which is expected to be the third scheduled business day following the pricing date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade securities on any date prior to two business days before delivery will be required, by virtue of the fact that the securities are expected to settle in three business days (T + 3), to specify alternative settlement arrangements to prevent a failed settlement.

The principal amount of the securities includes the underwriting discount received by Wells Fargo Securities and the projected profit that our hedge counterparties expect to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. We expect to hedge our obligations through an affiliate of Wells Fargo Securities, one of our affiliates and/or another unaffiliated counterparty. Because hedging our obligations entails risks and may be influenced by market forces beyond the counterparties’ control, such hedging may result in a profit that is more or less than expected, or could result in a loss. The underwriting discount and projected profit of our hedge counterparties reduce the economic terms of the securities. In addition, the fact that the principal amount includes these items is expected to adversely affect the secondary market prices of the securities. These secondary market prices are also likely to be reduced by the cost of unwinding the related hedging transaction. See “Use of Proceeds and Hedging” in the underlying supplement.

The Bank, Wells Fargo Securities or any of our respective affiliates may use this pricing supplement in market-making transactions in the securities after their initial sale. However, it is not obligated to do so and may discontinue making a market at any time without notice.

Selling Restrictions

Argentina

CIBC’s Senior Global Medium-Term Notes program and the related offer of securities and the sale of securities under the terms and conditions provided herein does not constitute a public offering in Argentina. Consequently, no public offering approval has been requested or granted by the Comisión Nacional de Valores, nor has any listing authorization of the securities been requested on any stock market in Argentina.

Brazil

The securities may not be offered or sold to the public in Brazil. Accordingly, this pricing supplement and the accompanying underlying supplement, prospectus supplement and prospectus have not been submitted to the Comissão de Valores Mobiliáros for approval. Documents relating to this offering may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

Chile

The securities have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the securities, or distribution of this pricing supplement or the accompanying underlying supplement, prospectus supplement and prospectus, may be made in or from Chile except in circumstances that will result in compliance with any applicable Chilean laws and regulations.

China

Neither this pricing supplement nor the accompanying underlying supplement, prospectus supplement or prospectus constitutes an offer to sell or the solicitation of an offer to buy any securities in the People’s Republic of China (excluding Hong Kong, Macau and Taiwan, the “PRC”) to any person to whom it is unlawful to make the offer or solicitation in the PRC.  The Issuer does not represent that this document may be lawfully distributed, or that any securities may be lawfully offered, in compliance with any applicable registration or other requirements in the PRC, or pursuant to an exemption available thereunder, or assume any responsibility for facilitating any such distribution or offering. Neither this document nor any advertisement or other offering material may be

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distributed or published in the PRC, except under circumstances that will result in compliance with any applicable laws and regulations.

European Economic Area

The securities may not be offered, sold or otherwise made available to any retail investor in the European Economic Area.  For the purposes of this provision:

(a)         the expression “retail investor” means a person who is one (or more) of the following:

(i)                                   a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”);

(ii)                                a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)                             not a qualified investor as defined in Directive 2003/71/EC; and

(b)         the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities offered so as to enable an investor to decide to purchase or subscribe the securities.

Mexico

The securities have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying underlying supplement, prospectus supplement and prospectus may not be publicly distributed in Mexico.

Paraguay

This is a private and personal offering. The securities offered have not been approved by or registered with the National Securities Commission (Comisión Nacional de Valores) and are not part of a public offering as defined by the Paraguayan Securities Law. The information contained herein is for informational and marketing purposes only and should not be taken as an investment advice.

Peru

The securities have not been and will not be registered with the Capital Markets Public Registry of the Capital Markets Superintendence (SMV) nor the Lima Stock Exchange Registry (RBVL) for their public offering in Peru under the Peruvian Capital Markets Law (Law N°861/ Supreme Decree N°093-2002) and the decrees and regulations thereunder.

Consequently, the securities may not be offered or sold, directly or indirectly, nor may this pricing supplement, the accompanying supplements or any other offering material relating to the securities be distributed or caused to be distributed in Peru to the general public. The securities may only be offered in a private offering without using mass marketing, which is defined as a marketing strategy utilising mass distribution and mass media to offer, negotiate or distribute securities to the whole market. Mass media includes newspapers, magazines, radio, television, mail, meetings, social networks, Internet servers located in Peru, and other media or technology platforms.

Taiwan

The securities may be made available outside Taiwan for purchase by Taiwan residents outside Taiwan but may not be offered or sold in Taiwan.

Uruguay

The sale of the securities qualifies as a private placement pursuant to section 2 of Uruguayan law 18,627. The securities must not be offered or sold to the public in Uruguay, except in circumstances which do not constitute a public offering or distribution under Uruguayan laws and regulations. The securities are not and will not be registered with the Financial Services Superintendency of the Central Bank of Uruguay.

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SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a brief summary of the material U.S. federal income consequences relating to an investment in the securities.  The following summary is not complete and is both qualified and supplemented by, or in some cases supplements, the discussion entitled “Certain U.S. Federal Income Tax Consequences” beginning on page S-59 of the underlying supplement, which you should carefully review prior to investing in the securities.

The U.S. federal income tax consequences of your investment in the securities are uncertain. No statutory, judicial or administrative authority directly discusses how the securities should be treated for U.S. federal income tax purposes. In the opinion of our tax counsel, Mayer Brown LLP, it would generally be reasonable to treat the securities as prepaid cash-settled derivative contracts. Pursuant to the terms of the securities, you agree to treat the securities in this manner for all U.S. federal income tax purposes. If your securities are so treated, you should generally recognize capital gain or loss upon the sale, exchange, redemption or payment on maturity in an amount equal to the difference between the amount you receive at such time and the amount that you paid for your securities. Such gain or loss should generally be long-term capital gain or loss if you have held your securities for more than one year.

The characterization described above is not binding on the U.S. Internal Revenue Service (the “IRS”) or the courts. Thus, it is possible that the IRS would seek to characterize your securities in a manner that results in tax consequences to you that are different from those described above or in the accompanying underlying supplement. For a more detailed discussion of certain alternative characterizations with respect to your securities and certain other considerations with respect to your investment in the securities, you should consider the discussion set forth in “Certain U.S. Federal Income Tax Consequences” of the underlying supplement. We are not responsible for any adverse consequences that you may experience as a result of any alternative characterization of the securities for U.S. federal income tax or other tax purposes.

Regarding the discussion in the underlying supplement with respect to a dividend equivalent payment made with respect to a U.S. stock or equity-linked debt instrument under the section entitled Tax Consequences to Non-U.S. Holders, the IRS has issued a Notice that excludes financial products issued prior to 2021 that are not “delta-one” with respect to underlying securities that could pay withholdable dividend equivalent payments.  Even if the securities should be treated as equity-linked instruments, since the securities should be considered to reference an index that should be treated as a qualified index, the securities should be exempt from the withholding tax rules specified for dividend equivalents.

You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of the securities for U.S. federal income tax purposes. You should also consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the securities in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

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CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

In the opinion of Blake, Cassels & Graydon LLP, our Canadian tax counsel, the following summary describes the principal Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations thereto (the “Canadian Tax Act”) generally applicable at the date hereof to an investor who acquires beneficial ownership of a security pursuant to this pricing supplement and who for the purposes of the Canadian Tax Act and at all relevant times: (a) is neither resident nor deemed to be resident in Canada; (b) deals at arm’s length with the Issuer and any transferee resident (or deemed to be resident) in Canada to whom the investor disposes of the security; (c) does not use or hold and is not deemed to use or hold the security in, or in the course of, carrying on a business in Canada; (d) is entitled to receive all payments (including any interest and principal) made on the security, and (e) is not a, and deals at arm’s length with any, “specified shareholder” of the Issuer for purposes of the thin capitalization rules in the Canadian Tax Act (a “Non-Resident Holder”). A “specified shareholder” for these purposes generally includes a person who (either alone or together with persons with whom that person is not dealing at arm’s length for the purposes of the Canadian Tax Act) owns or has the right to acquire or control or is otherwise deemed to own 25% or more of the Issuer’s shares determined on a votes or fair market value basis. Special rules which apply to non-resident insurers carrying on business in Canada and elsewhere are not discussed in this summary.

This summary is supplemental to and should be read together with the description of material Canadian federal income tax considerations relevant to a Non-Resident Holder owning securities under “Material Income Tax Consequences—Canadian Taxation” in the accompanying prospectus and a Non-Resident Holder should carefully read that description as well.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Non-Resident Holder. Non-Resident Holders are advised to consult with their own tax advisors with respect to their particular circumstances.

Based on Canadian tax counsel’s understanding of the Canada Revenue Agency’s administrative policies, and having regard to the terms of the securities, interest payable on the securities should not be considered to be “participating debt interest” as defined in the Canadian Tax Act and accordingly, a Non-Resident Holder should not be subject to Canadian non-resident withholding tax in respect of amounts paid or credited or deemed to have been paid or credited by the Issuer on a security as, on account of or in lieu of payment of, or in satisfaction of, interest.

Non-Resident Holders should consult their own tax advisors regarding the consequences to them of a disposition of the securities to a person with whom they are not dealing at arm’s length for purposes of the Canadian Tax Act.

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